Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 (File No. 333-167040) of our report dated July 14, 2010 relating to the combined balance sheet of Sun Real Estate Properties, a combination of certain assets and liabilities of Sun Healthcare Group, Inc. as of March 31, 2010, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

July 14, 2010